UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 11, 2008
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-29801 (Commission File Number)	94-3296648 (I.R.S. Employer Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 10.1

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (b) On April 11, 2008, the Chief Scientific Officer of InterMune, Inc. (the “Company”), Dr. Lawrence Blatt, has indicated his intention to resign as an executive officer and employee from the Company effective May 16, 2008 in order to take on the role of President and Chief Executive Officer of a biotechnology company that he founded. Upon Dr. Blatt’s resignation, it is anticipated that Dr. Blatt will serve as an ongoing consultant to the Company for a period of twelve months thereafter.
     (e) On April 11, 2008, in connection with the impending departure of Dr. Blatt, the Company entered into a Separation Agreement with Dr. Blatt providing for the separation of Dr. Blatt from the Company to be effective May 16, 2008.
     The Separation Agreement, in conjunction with the terms of his Employment Agreement, provides for (i) a separation payment equal to twelve months’ salary for a gross separation pay of $328,101.45, (ii) COBRA premium payments through May 31, 2009 (or until Dr. Blatt becomes eligible for employer-provided health insurance, whichever occurs first) and (iii) an extended period until December 31, 2008 to exercise vested shares of equity securities (“Separation Payments”). The Separation Payments are in addition to Dr. Blatt’s regular compensation through the effective date of his separation. The terms and conditions of Dr. Blatt’s separation from the Company are fully defined and set forth in their entirety by the Separation Agreement filed as Exhibits 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     The following exhibits are furnished with this report on Form 8-K:

Number	Description

10.1	Separation Agreement between InterMune, Inc. and Lawrence Blatt dated April 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Date: April 11, 2008	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

10.1	Separation Agreement between InterMune, Inc. and Lawrence Blatt dated April 11, 2008.